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                                                                  Exhibit (e)(1)

                            DISTRIBUTION AGREEMENT
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      AGREEMENT dated as of the 1st day of February, 2001 by and between NEW
ENGLAND ZENITH FUND, a Massachusetts business trust (the "Fund"), and NEW ENGLAND SECURITIES CORPORATION, a Massachusetts corporation (the "Distributor").

                                  WITNESSETH:

      In consideration of the premises and covenants hereinafter contained, the Fund and the Distributor agree as follows:

      1.     Distributor. The Fund hereby appoints the Distributor as general
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distributor of the initial class shares and the Class B shares (each, a "Class")
of each series of shares of beneficial interest (each, a "Series") of the Fund during the term of this Agreement. The Fund reserves the right, however, to refuse at any time or times to sell any shares hereunder for any reason deemed adequate by the Board of Trustees of the Fund.

      2.     Sale and Payment. Under this agreement, the following provisions
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shall apply with respect to the sale and payment for Fund shares:

      (a) The Distributor shall have the right, as principal, to purchase Fund shares from the Trust at their net asset value and to sell such shares to the public against orders therefor at the applicable public offering price, as defined in Section 4 hereof. The Distributor shall also have the right, as principal, to sell shares to dealers against orders therefor at the public offering price less a concession determined by the Distributor.

      (b) Prior to the time of delivery of any shares by the Trust to, or on the order of, the Distributor, the Distributor shall pay or cause to be paid to the Trust or to its order an amount in Boston or New York clearing house funds equal to the applicable net asset value of such shares. The Distributor shall retain so much of any sales charge or underwriting discount as is not allowed by it as a concession to dealers.

      3.     Fees. For its services as general distributor of each Series'
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initial class of shares, the Distributor shall receive no compensation. For its services as general distributor of each Series' Class B shares, the Trust shall pay to the distributor (or its designee or transferee), a distribution fee equal on an annual basis to 0.25% of average daily net assets allocable to the Class B shares of each Series. The Distribution Fee shall be accrued daily and paid monthly. So long as this agreement and the Distribution Plan have not been terminated in accordance with their respective terms, the Trust's obligation to pay the Distribution Fee to the Distributor shall be absolute and unconditional and shall not be subject to any dispute, offset, counterclaim or defense whatsoever (it being understood that nothing in this sentence shall be deemed a waiver by the Trust of its right separately to pursue any claims it may have against the Distributor and to
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enforce such claims against any assets (other than its rights to be paid the
Distribution Fee of the Distributor)).

      4.     Net Asset Value Per Share. All subscriptions and sales of a Series'
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shares by the Distributor hereunder shall be at net asset value per share in accordance with the provisions of the Agreement and Declaration of Trust and By-laws and the then-current prospectus and statement of additional information ("Prospectus") of the Series.

      5.     Fund Issuance of Series Shares. The delivery of Series shares shall
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be made promptly by a credit to a shareholder's open account for the applicable
Series. The Fund reserves the right (a) to issue Series shares at any time directly to the shareholders of the particular Series as a share dividend or share split, (b) to issue to such shareholders shares of the particular Series, or rights to subscribe to shares of such Series, as all or part of any dividend that may be distributed to shareholders of such Series or as all or part of any optional or alternative dividend that may be distributed to shareholders of such Series and (c) to sell Series shares in accordance with the current applicable Prospectus of the Fund.

      6.     Repurchase. The Distributor shall act as agent for the Fund in
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connection with the repurchase of Series shares by the Fund to the extent and upon the terms and conditions set forth in the current applicable Prospectus of the Series, and the Fund agrees to reimburse the Distributor, from time to time upon demand, for any reasonable expenses incurred in connection with such repurchases.

      7.     Undertaking Regarding Sales. The Distributor shall use reasonable
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efforts to sell Series shares but does not agree hereby to sell any specific number of Series shares and shall be free to act as distributor of the shares of other investment companies. Series shares will be sold by the Distributor only against orders therefor. The Distributor shall not purchase Series shares from anyone except in accordance with Section 5 hereof and shall not take "long" or "short" positions in Series shares contrary to the Agreement and Declaration of Trust or By-laws of the Fund. Series shares shall be issued by the Fund, after payment therefor has been credited to the account of such Series.

      8.     Compliance. The Distributor shall conform to the Rules of Fair
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Practice and other applicable rules of the National Association of Securities
Dealers, Inc. and NASD Regulation, Inc., and any applicable laws relating to the sale of securities of any jurisdiction in which it sells, directly or indirectly, any Series shares. The Distributor agrees to make timely filings with the Securities and Exchange Commission ("SEC") in Washington, D.C., the National Association of Securities Dealers, Inc. and such other regulatory authorities as may be required, of any sales literature relating to the Fund and intended for distribution to prospective investors. The Distributor also agrees to furnish to the Fund sufficient copies of any agreements or plans it intends to use in connection with any sales of Series shares in adequate time for the Fund to file and clear them with the proper authorities before they are put in use (which the Fund agrees to use its best efforts to do as expeditiously as reasonably possible), and not to use them until so filed and cleared.

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      9.     Registration and Qualification of Series Shares. The Fund agrees to
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execute such papers and to do such acts and things as shall from time to time be reasonably requested by the Distributor for the purpose of qualifying and maintaining qualification of the Series shares for sale under the so-called Blue Sky Laws of any state or for maintaining the registration of the Fund and of the Series shares under the federal Securities Act of 1933 and the federal
Investment Company Act of 1940 (the "1940 Act"); to the end that there will be available for sale from time to time such number of Series shares as the Distributor may reasonably be expected to sell. The Fund shall advise the Distributor promptly of (a) any action of the SEC or any authorities of any state or territory, of which it may be advised, affecting registration or qualification of the Fund or the Series shares, or rights to offer the Series shares for sale, and (b) the happening of any event which makes untrue any statement, or which requires the making of any change, in the registration statement or Prospectus of the Fund in order to make the statements therein not misleading.

      10.    Distributor Independent Contractor. The Distributor shall be an
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independent contractor. The Distributor is responsible for its own conduct and the employment, control and conduct of its agents and employees and for injury to such agents or employees or to others through its agents or employees. The Distributor assumes full responsibility for its agents and employees under applicable statutes and agrees to pay all employer taxes thereunder.


      11.    Expenses Paid by Distributor. While the Distributor continues to
             ----------------------------
act as agent of the Trust to obtain subscriptions for and to sell Fund shares, the Distributor shall pay the following with respect to all [CLASS B] shares of each Series:

      (a) all expenses of printing (exclusive of typesetting) and distributing any prospectus for use in offering Fund shares for sale, and all other copies of any such prospectus used by the Distributor, and

      (b) all other expenses of advertising and of preparing, printing and distributing all other literature or material for use in connection with offering Fund shares for sale.

      12.    Interests in and of Distributor. It is understood that any of the
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shareholders, trustees, officers, employees and agents of the Fund may be a shareholder, director, trustee, officer, employee or agent of, or be otherwise interested in, the Distributor, any affiliated person of the Distributor, any organization in which the Distributor may have an interest or any organization which may have an interest in the Distributor; that the Distributor, any such affiliated person or any such organization may have an interest in the Fund; and that the existence of any such dual interest shall not affect the validity hereof or of any transactions hereunder except as otherwise provided in the Agreement and Declaration of Trust or By-laws of the Fund and the articles of organization or by-laws of the Distributor, or by specific provision of applicable law.

      13.    Words "New England" and Logo. New England Life Insurance Company,
             ----------------------------
an indirect parent company of the Distributor, has a proprietary interest in the words "New England," "New England Financial" and the ship and NEF logos, any of which may be used by

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the Fund only with the consent of the Distributor, which is authorized by New
England Life Insurance Company to give such consent as provided herein. The Distributor consents to the use by the Fund of the name "New England Zenith Fund" or any other name embodying the words "New England" and of New England Life Insurance Company's ship or NEF logos, in such forms as the Distributor shall in writing approve, but only on condition and so long as (i) this Agreement shall remain in full force and (ii) the Fund shall fully perform, fulfill and comply with all provisions of this Agreement expressed herein to be performed, fulfilled or complied with by it. No such name shall be used by the Fund at any time or in any place or for any purpose or under any conditions except as in this section provided. The foregoing authorization by the Distributor as agent of New England Life Insurance Company to the Fund to use said words and logos as part of a business or name is not exclusive of the rights of the Distributor itself to use, or to authorize others to use, the same; the Fund acknowledges and agrees that as between the Distributor and the Fund, the Distributor has the exclusive right so to use, or authorize others to use, said words and logos, and the Fund agrees to take such action as may reasonably be requested by the Distributor to give full effect to the provisions of this section (including, without limitation, consenting to such use of said words and logos). Without limiting the generality of the foregoing, the Fund agrees that, upon any termination of this Agreement by either party or upon the violation of any of its provisions by the Fund, the Fund will, at the request of the Distributor made within six months after the Distributor has knowledge of such termination or violation, use its best efforts to change the name of the Fund so as to eliminate all reference, if any, to the words "New England" and will not thereafter transact any business in a name containing the words "New England" in any form or combination whatsoever, or designate itself as the same entity as or successor to an entity of such name, or otherwise use the words "New England" or any other reference to the Distributor. Such covenants on the part of the Fund shall be binding upon it, its trustees, officers, shareholders and creditors and all other persons claiming under or through it.

      14.    Effective Date and Termination. This Agreement shall become
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effective as of the date stated above and

      (a) Unless otherwise terminated, this Agreement shall continue in effect with respect to the shares of each Series so long as such continuation is specifically approved at least annually (i) by the Board of Trustees of the Fund or by the vote of a majority of the votes which may be cast by shareholders of that Series and (ii) by a vote of a majority of the Board of Trustees of the Fund who are not interested persons of the Distributor or the Fund, cast in person at a meeting called for the purpose of voting on such approval.

      (b) This Agreement may at any time be terminated with respect to the shares of any Series on sixty days' notice to the Distributor either by vote of a majority of the Fund's Board of Trustees then in office or by the vote of a majority of the votes which may be cast by shareholders of that Series.

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      (c)    This Agreement shall automatically terminate in the event of its assignment (excluding for this purpose any assignment of rights to payment described in Section 19 of the Agreement which are hereby ratified and approved).

      (d) This Agreement may be terminated by the Distributor on ninety days' written notice to the Fund.

      Termination of this Agreement pursuant to this section shall be without payment of any penalty.

      15.    Definitions. For purposes of this Agreement, the following
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definitions shall apply:

      (e) The "vote of a majority of the votes which may be cast by shareholders of a Series" means (1) 67% or more of the votes of a Series present (in person or by proxy) and entitled to vote at such meeting, if the holders of more than 50% of the outstanding shares of such Series entitled to vote at such meeting are present; or (2) the vote of the holders of more than 50% of the outstanding shares of such Series entitled to vote at such meeting, whichever is less.

      (f) The terms "affiliated person", "interested person" and "assignment" shall have their respective meanings as defined in the 1940 Act subject, however, to such exemptions as may be granted by the SEC under the 1940 Act.

      16.    Amendment. This Agreement may be amended at any time with respect
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to the shares of any Series by mutual consent of the parties, provided that such consent on the part of the Series shall be approved (i) by the Board of Trustees of the Fund or by vote of a majority of the votes which may be cast by shareholders of such Series and (ii) by a vote of a majority of the Board of Trustees of the Fund who are not interested persons of the Distributor or the Fund cast in person at a meeting called for the purpose of voting on such approval.

      17.    Applicable Law and Liabilities. This Agreement shall be governed by
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and construed in accordance with the laws of The Commonwealth of Massachusetts.
All sales hereunder are to be made, and title to the Series shares shall pass, in Boston, Massachusetts.

      18.    Limited Recourse. The Distributor hereby acknowledges that the
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Fund's obligations hereunder with respect to the shares of any Series are binding only on the assets and property belonging to such Series.

      19.    Payments to Distributor's Transferees. The Distributor may transfer
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its rights to payments hereunder with respect to one or more Series shares (but not its obligations hereunder) in order to raise funds to cover distribution expenditures, and any such transfer shall be effective upon written notice from the Distributor to the Trust. In connection with the foregoing, each

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Series is authorized to pay all or a part of the Distribution Fee directly to such transferee as directed by the Distributor.

      20.    Liquidation, etc. As long as the Distribution Plan is in effect,
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the Trust shall not change the manner in which the Distribution Fee is computed
(except as may be required by a change in applicable law after the date hereof) or adopt a plan of liquidation without the consent of the Distributor (or any designee or transferee of the Distributor's rights to receive payments in respect of one or more Series' shares) except in circumstances where a surviving entity or transferee of the Trust's assets adopts the Distribution Plan and assumes the obligations of the Trust to make payments to the Distributor (or its transferee) hereunder in respect of Fund shares.

      21.    Distributor's Shares, etc. The Trust agrees that it will not pay
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any portion of the Distribution Fee to any person other than the Distributor (or its designee or transferee) without the written consent of the Distributor. To the extent permitted under the 1940 Act, the terms of this Section 20 shall survive the termination of this Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                     NEW ENGLAND ZENITH FUND

                                     By ___________________________
                                          Name:
                                          Title:

                                     NEW ENGLAND SECURITIES
                                     CORPORATION

                                     By ___________________________
                                          Mary M. Diggins
                                          Vice President and Secretary

      A copy of the Agreement and Declaration of Trust establishing New England Zenith Fund is on file with the Secretary of State of The Commonwealth of Massachusetts and notice is hereby given that this Agreement is executed with respect to the Fund on behalf of the Fund by officers of the Fund as officers and not individually and that the obligations of or arising out of this Agreement are not binding upon any of the trustees, officers or shareholders individually but are binding only upon the assets and property belonging to the Fund.

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